Exhibit 2.3

EXECUTION COPY

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Second Amendment”) is made and entered into as of June 10, 2015 by and among: (i) Tempus Applied Solutions, LLC, a Delaware limited liability company (the “Company”); (ii) each of the Persons set forth on Annex A to the Merger Agreement (as defined below) (the “Members”, and, together with the Company, the “Seller Parties”)”; (iii) Benjamin Scott Terry and John G. Gulbin III, together in their capacity as Members’ Representative solely for purposes specified in the Merger Agreement (the “Members’ Representative”); (iv) Chart Acquisition Corp., a Delaware corporation (“Parent”); (v) Tempus Applied Solutions Holdings, Inc., a Delaware corporation (“Pubco”); (vi) Chart Merger Sub Inc., a Delaware corporation (“Parent Merger Sub”); (vii) TAS Merger Sub LLC, a Delaware limited liability company (“Company Merger Sub” and together with Parent Merger Sub, the “Merger Subs”); (viii) Chart Financing Sub Inc., a Delaware corporation (“Parent Financing Sub”); (ix) TAS Financing Sub Inc., a Delaware corporation (“Company Financing Sub” and together with Parent Financing Sub, the “Financing Subs”); (x) Chart Acquisition Group LLC, in its capacity as the representative for the equity holders of Parent and Pubco (other than the Members and their successors and assigns) in accordance with the terms and conditions of the Merger Agreement (the “Chart Representative”); and (xi) Chart Acquisition Group LLC, Mr. Joseph Wright and Cowen Investments LLC (together, the “Warrant Offerors”), solely for the purposes specified in the Merger Agreement. The Company, the Members, the Members’ Representative, Parent, Pubco, the Merger Subs, the Financing Subs and the Chart Representative (and for the limited purposes indicated in the Merger Agreement, the Warrant Offerors) are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

RECITALS

WHEREAS, the Parties (other than the Financing Subs) have entered into the Agreement and Plan of Merger, dated as of January 5, 2015 (as amended, including by the First Amendment to the Agreement and Plan of Merger, dated as of March 20, 2015, and by this Second Amendment, the “Merger Agreement”), which sets forth the Parties’ rights and obligations with respect to the Transactions;

WHEREAS, Parent formed Parent Financing Company as a new wholly-owned subsidiary of Parent and the Company formed Company Financing Sub as a new wholly-owned subsidiary of the Company;

WHEREAS, pursuant to certain Purchase and Exchange Agreements, dated as of the date hereof (the “New Investor Purchase Agreements”), each agreement by and among Parent, the Company, Company Financing Sub, Pubco, Parent Financing Sub, on the one hand, and a certain new investor named therein (each, a “New Investor”), on the other hand, the New Investors have each agreed to subscribe and purchase from Company Financing Sub, and Company Financing Sub has agreed to issue to the New Investors, an aggregate of 1,050,000 shares of Series A Non-Voting Preferred Stock, par value $0.001 per share, of Company Financing Sub (the “Company Financing Sub Preferred Stock”) at a price of $10.00 per share for an aggregate purchase price of $10,500,000, such purchase and sale to occur immediately prior to the Closing;

WHEREAS, pursuant to a certain Purchase and Exchange Agreement, dated as of the date hereof (the “TAS Purchase Agreement”), by and among Parent, the Company, Parent Financing Sub, Pubco and Company Financing Sub, Company Financing Sub has agreed to subscribe and purchase from Parent Financing Sub, and Parent Financing Sub has agreed to issue to Company Financing Sub, 1,050,000 shares of Series A Non-Voting Preferred Stock, par value $0.001 per share, of Parent Financing Sub (the “Parent Financing Sub Series A Preferred Stock”) at a price of $10.00 per share for an aggregate purchase price of $10,500,000, such purchase and sale to occur immediately prior to the Closing;

WHEREAS, pursuant to certain Purchase and Exchange Agreements, dated as of the date hereof (the “Insider Purchase Agreements”), each agreement by and among Parent, Parent Financing Sub and Pubco, on the one hand, and a certain insider investor named therein (each, an “Insider Investor”), on the other hand, the Insider Investors have each agreed to subscribe and purchase from Parent Financing Sub, and Parent Financing Sub has agreed to issue to the Insider Investors, an aggregate of 550,000 shares of Series B Non-Voting Preferred Stock, par value $0.001 per share, of Parent Financing Sub (the “Parent Financing Sub Series B Preferred Stock”) at a price of $10.00 per share for an aggregate purchase price of $5,500,000, such purchase and sale to occur immediately prior to the Closing;

WHEREAS, the Parties intend that the Mergers described in the Merger Agreement will be revised so that at the Closing (i) with respect to the Company Merger, both of Company Merger Sub and Company Financing Sub will merge with and into the Company, with the Company continuing as the surviving entity, and (ii) with respect to the Parent Merger, both of Parent Merger Sub and Parent Financing Sub will merge with and into Parent, with Parent continuing as the surviving entity; and

WHEREAS, the Parties desire to amend the Merger Agreement to add the Financing Subs as parties to the Merger Agreement, to reflect an additional extension to the deadline for Parent to consummate its initial business combination from June 13, 2015 to July 31, 2015 (the “Additional Extension”) and to reflect the revised agreement among the Parties with respect to the Transactions.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1.            Addition of the Financing Subs as Parties to the Merger Agreement. The Parties hereby agree that the Financing Subs are hereby added as parties to the Merger Agreement, and shall be included as “Parties” for all purposes thereof and hereof. The Parties further agree that the definition of “Seller Parties” shall also include Company Financing Sub and the definition of “Parent Parties” shall also include Parent Financing Sub.

2.            Amendment to Description of Mergers. The Parties hereby agree to the following amendments to the Merger Agreement:

(a)           The third WHEREAS clause in the Recitals of the Merger Agreement is hereby amended to:

(i)            add immediately after the term “Parent Merger Sub” on the second line thereof: “and Parent Financing Sub”; and

(ii)            add immediately after the term “Company Merger Sub” on the fourth line thereof: “and Company Financing Sub”.

(b)           Sections 1.1 and 1.13 of the Merger Agreement are each hereby amended to add the following phrase after the term “Parent Merger Sub” each time such term is used therein: “and Parent Financing Sub”.

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(c)            Sections 1.2 and 1.13 of the Merger Agreement are each hereby amended to add the following phrase after the term “Company Merger Sub” each time such term is used therein: “and Company Financing Sub”.

(d)            Section 1.4 of the Merger Agreement is hereby amended to delete the second sentence thereof and replace it with the following sentence: “Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all of the property, rights, agreements, privileges, powers and franchises of (x) Parent Merger Sub and Parent Financing Sub shall vest in Parent Surviving Subsidiary and (y) Company Merger Sub and Company Financing Sub shall vest in Company Surviving Subsidiary, and (ii) all of the debts, liabilities, obligations and duties of (x) Parent Merger Sub and Parent Financing Sub shall become the debts, liabilities, obligations and duties of Parent Surviving Subsidiary and (y) Company Merger Sub and Company Financing Sub shall become the debts, liabilities, obligations and duties of Company Surviving Subsidiary, including in each case the rights and obligations of each such Party under this Agreement and the other Transaction Documents from and after the Effective Time”.

3.            Amendment to Merger Consideration. Section 1.7 of the Merger Agreement is hereby amended to add the following additional sentences at the end of such section:

“As consideration for the Company Merger, each holder of Company Financing Sub Preferred Stock shall receive for each share of Company Financing Sub Preferred Stock held (the “Per Company Financing Sub Preferred Stock Consideration”): (i) two and one-half (2.5) shares of Pubco Common Stock, (ii) one and seven-eighths (1.875) Pubco Series A-1 Warrants and (iii) five-eighths (0.625) of a Pubco Series B-1 Warrant; provided, that in accordance with the New Investor Purchase Agreements, the holders of Company Financing Sub Preferred Stock set forth on Schedule 1.7 will receive the shares of Pubco Series A Preferred Stock set forth on Schedule 1.7 in lieu of an equal number of shares of Pubco Common Stock. Subject to Section 1.8(c), as consideration for the Parent Merger, each holder of Parent Financing Sub Preferred Stock shall receive for each share of Parent Financing Sub Preferred Stock held (the “Per Parent Financing Sub Preferred Stock Consideration”): (i) two and one-half (2.5) shares of Pubco Common Stock, (ii) one and seven-eighths (1.875) Pubco Series A-2 Warrants and (iii) five-eighths (0.625) of a Pubco Series B-2 Warrant. For the avoidance of doubt, (a) neither the Per Company Financing Sub Preferred Stock Consideration nor the Per Parent Financing Sub Preferred Stock Consideration shall be subject to adjustment at or after the Closing based on the Net Debt or Net Working Capital, and (b) no holder of Company Financing Sub Preferred Stock or Parent Financing Sub Preferred Stock shall have any right to receive any portion of any Earnout Consideration with respect to such stock.”

4.            Amendment to Effect of Parent Merger on Issued Securities of Parent and Parent Merger Sub. Section 1.8 of the Merger Agreement is hereby amended as follows:

(a)            Section 1.8(c) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(c)          Cancellation of Parent Party Securities Owned by Parent, the Company or their Subsidiaries. Notwithstanding anything to the contrary contained herein, at the Effective Time, any shares of Parent Common Stock or Parent Financing Sub Preferred Stock owned (as treasury stock or otherwise) by Parent, the Company or any direct or indirect Subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.”

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(b)            To add the following new subsections (e) and (f):

“(e)          Conversion of Parent Financing Sub Preferred Stock. At the Effective Time, each share of Parent Financing Sub Preferred Stock issued and outstanding immediately prior to the Effective Time (other than those described in Section 1.8(c)) will be cancelled and automatically deemed for all purposes to represent the right to receive the Per Parent Financing Sub Preferred Stock Consideration (but for the avoidance of doubt, not any Earnout Consideration). As of the Effective Time, each holder of Parent Financing Sub Preferred Stock shall cease to have any other rights with respect to the shares of Parent Financing Sub Preferred Stock, except as otherwise required under applicable Law.

(f)             Cancellation of Parent Financing Sub Common Stock. At the Effective Time, by virtue of the Parent Merger and without any action on the part of any Party or the holders of any equity interests of Parent, Parent Merger Sub or Parent Financing Sub, all shares of common stock of Parent Financing Sub outstanding immediately prior to the Effective Time shall be cancelled and extinguished in their entirety without any conversion thereof or payment therefor.”

5.            Amendment to Effect of Company Merger on Issued Securities of the Company and Company Merger Sub. Section 1.9 of the Merger Agreement is hereby amended as follows:

(a)            Section 1.9(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(b)          Cancellation of Company and Company Financing Sub Securities Owned by Parent, the Company or their Subsidiaries. Notwithstanding anything to the contrary contained herein, at the Effective Time, any Company Units or shares of Company Financing Sub Preferred Stock owned (as treasury stock or otherwise) by Parent, the Company or any direct or indirect Subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.”

(b)            To add the following new subsections (d) and (e):

“(d)          Conversion of Company Financing Sub Preferred Stock. At the Effective Time, each share of Company Financing Sub Preferred Stock issued and outstanding immediately prior to the Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive the Per Company Financing Sub Preferred Stock Consideration (but for the avoidance of doubt, not any Earnout Consideration). As of the Effective Time, each holder of Company Financing Sub Preferred Stock shall cease to have any other rights with respect to the shares of Company Financing Sub Preferred Stock, except as otherwise required under applicable Law.

(e)            Cancellation of Company Financing Sub Common Stock. At the Effective Time, by virtue of the Company Merger and without any action on the part of any Party or the holders of any equity interests of the Company, Company Merger Sub or Company Financing Sub, all shares of common stock of Company Financing Sub outstanding immediately prior to the Effective Time shall be cancelled and extinguished in their entirety without any conversion thereof or payment therefor.”

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6.            Amendment to Exchange Procedures. Section 1.10 of the Merger Agreement is hereby amended as follows:

(a)            Section 1.10(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(a)          Surrender of Certificates. At the Effective Time, (i) the holders of Company Units will surrender their membership certificates or other instruments representing Company Units, if any, and written acknowledgement of the termination of their rights to such Company Units (collectively, the “Company Certificates”), (ii) the holders of Parent Common Stock will surrender their stock certificates or other instruments representing Parent Common Stock (collectively, the “Parent Certificates”), (iii) if any are issued by Parent Financing Sub, the holders of Parent Financing Sub Preferred Stock will surrender their stock certificates or other instruments representing Parent Financing Sub Preferred Stock (collectively, the “Parent Financing Sub Certificates”) and (iv), if any are issued by Company Financing Sub, the holders of Company Financing Sub Preferred Stock will surrender their stock certificates or other instruments representing Company Financing Sub Preferred Stock (collectively, the “Company Financing Sub Certificates” and, collectively with the Company Certificates, the Parent Certificates and Parent Financing Sub Certificates, the “Stock Certificates”), or in the case of a lost, stolen or destroyed Stock Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.10(f), to Pubco for cancellation together with any related documentation reasonably requested by Pubco in connection therewith.”

(b)            Section 1.10(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(b)          Exchange of Certificates. Certificates representing (i) shares of Pubco Common Stock shall be issued to the holders of Company Units and Parent Common Stock, (ii) shares of Pubco Common Stock and Pubco Investor Warrants shall be issued to holders of Parent Financing Sub Preferred Stock and (iii) shares of Pubco Common Stock, Pubco Series A Preferred Stock (if applicable) and Pubco Investor Warrants shall be issued to the holders of Company Financing Sub Preferred Stock, in each case, upon surrender of the applicable Stock Certificates (if such Stock Certificates were issued) as provided for herein or otherwise agreed by the Parties. Upon surrender of the applicable Stock Certificates (if such Stock Certificates were issued) (or in the case of a lost, stolen or destroyed Stock Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.10(f)) for cancellation to Pubco or to such other agent or agents as may be appointed by Pubco, Pubco shall issue, or cause to be issued, to each holder of the Stock Certificates such certificates representing the number of shares of Pubco Common Stock, shares of Pubco Series A Preferred Stock and Pubco Investor Warrants, as applicable, for which their Company Units, Parent Common Stock, Parent Financing Sub Preferred Stock and Company Financing Sub Preferred Stock are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.10(e), and the Stock Certificates so surrendered shall forthwith be canceled. Until so surrendered, (i) outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the Per Company Unit Consideration (as it may be adjusted after the Closing pursuant to Section 1.15) plus the Earnout Consideration, if any, pursuant to this Article I, (ii) outstanding Parent Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive Pubco Common Stock in accordance with Section 1.8(a) (subject to the last sentence of Section 1.8(a)), (iii) outstanding Parent Financing Sub Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the Per Parent Financing Sub Preferred Stock Consideration pursuant to this Article I, (iv) outstanding Company Financing Sub Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the Per Company Financing Sub Preferred Stock Consideration pursuant to this Article I. For the avoidance of doubt, in the event that any of the shares of Company Financing Sub Preferred Stock or Parent Financing Sub Preferred Stock are kept in book entry form and Stock Certificates are not issued with respect to such shares, the holders of such shares shall not be required to provide Stock Certificates with respect to such shares in order to receive the consideration for such shares under this Agreement. Notwithstanding anything to the contrary in this Section 1.10, in lieu of receiving stock certificates, holders of Company Financing Sub Preferred Stock and Parent Financing Sub Preferred Stock shall be entitled to receive their shares of Pubco Common Stock through electronic crediting of such securities as designated by such holder through the Depository Trust Company’s Deposit/Withdrawal at Custodian (DWAC) service.”

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(c)            Each reference to the phrase “shares of Pubco Common Stock” in Sections 1.10(c) and 1.10(f) of the Merger Agreement are hereby deleted and replaced with the phrase “shares of Pubco Common Stock, shares of Pubco Series A Preferred Stock or Pubco Investor Warrants”.

(d)            Each reference to the phrases “Company Certificates or Parent Certificates” and “Company Certificate or Parent Certificate” in Sections 1.10(c) and 1.10(f) of the Merger Agreement are hereby deleted and replaced with the phrases “Stock Certificates” or “Stock Certificate”, respectively.

(e)            Section 1.10(d) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(d)          No Fractional Shares or Warrants. Notwithstanding anything to the contrary contained herein, no fraction of either a share of Pubco Stock or a Pubco Investor Warrant will be issued by virtue of the Mergers or the transactions contemplated hereby. Each Person who would otherwise be entitled to receive a fraction of a share of Pubco Common Stock (after aggregating all fractional shares of Pubco Common Stock that otherwise would be received by such holder) shall receive cash in lieu of such fractional share. Each Person who would otherwise be entitled to receive a fraction of a share of Pubco Series A Preferred Stock (after aggregating all fractional shares of Pubco Series A Preferred Stock that otherwise would be received by such holder) shall receive, in lieu of such fractional share, one (1) share of Pubco Series A Preferred Stock. Each Person who would otherwise be entitled to receive a fraction of a Pubco Investor Warrant (after aggregating all fractional Pubco Investor Warrants of such series of Pubco Investor Warrants that otherwise would be received by such holder) shall receive, in lieu of such fractional Pubco Investor Warrant, one (1) Pubco Investor Warrant of such series of Pubco Investor Warrant.

(f)            Section 1.10(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(e)          No Distributions Until Surrender of Certificates. No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Stock with a record date after the Effective Time will be paid to the holders of any issued and outstanding Stock Certificates that have not yet been surrendered with respect to the shares of Pubco Stock to be issued upon surrender thereof or any shares of Pubco Stock issuable upon the exercise of the Pubco Investor Warrants to be issued upon surrender thereof until the holders of record of such Stock Certificates shall surrender such certificates. Subject to applicable Law, following surrender of any such Stock Certificates, Pubco shall promptly deliver to the record holders thereof, without interest, the certificates representing the shares of Pubco Stock and Pubco Investor Warrants issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Pubco Stock or any shares of Pubco Stock issuable upon the exercise of such Pubco Investor Warrants.”

7.            Amendment to Withholding of Tax. Each reference to the term “holders of Parent Common Stock” in Section 1.17 of the Merger Agreement is hereby amended to add the following phrase after each time that such term is referenced therein: “, Parent Financing Sub Preferred Stock or Company Financing Sub Preferred Stock”.

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8.            Amendments to Representations and Warranties Relating to the Company. The Parties hereby agree to the following amendments to Article III of the Merger Agreement (and the related Company Schedules):

(a)            Section 3.1(a) of the Merger Agreement is hereby amended to add the following immediately prior to the end of the second to last sentence thereof: “(except that with respect to Company Financing Sub, complete and accurate copies of the organizational documents of Company Financing Sub have been provided as of the date of the Second Amendment and reflect all amendments made thereto at any time prior to the date of the Second Amendment)”.

(b)            Schedule 3.1 to the Merger Agreement is hereby amended to add Company Financing Sub.

(c)            Section 3.2 of the Merger Agreement is hereby amended to add the following immediately after the last sentence thereof: “Company Financing Sub has full corporate power, authority and legal right to enter into and perform its obligations under the Transaction Documents to which it is or will be a party and to consummate the Transactions. The Company as the sole stockholder of Company Financing Sub and Company Financing Sub’s board of directors has authorized the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, and the Company has provided Parent with a true, correct and complete copy of each such authorization. No other corporate proceedings on the part of the Company Financing Sub or the Company, are, or will be, necessary to approve and authorize Company Financing Sub’s execution, delivery and performance of the Transaction Documents or consummation of the Transactions. The Transaction Documents to which Company Financing Sub is a party have been or will be duly executed and delivered by Company Financing Sub and, assuming due execution and delivery by all counterparties thereto, are or will be legal, valid and binding obligations of Company Financing Sub, enforceable against it in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy and Equity Exceptions.

(d)            Section 3.3 of the Merger Agreement is hereby amended to add immediately after the term “Company” each time it appears in the third, fourth and fifth lines thereof the following phrase: “or Company Financing Sub”.

(e)            Section 3.4(a) of the Merger Agreement is hereby amended to add the following immediately after the last sentence thereof: “As of the date of the Second Amendment, the Company is the sole record and beneficial owner of all of the issued and outstanding capital stock of Company Financing Sub. As of the Effective Time, the Company will be the sole record and beneficial owner of all of the issued and outstanding shares of common stock of Company Financing Sub and the New Investors in the aggregate will own 1,050,000 shares of Company Financing Sub Preferred Stock, representing all of the issued and outstanding shares of preferred stock of Company Financing Sub.”

(f)            Section 3.4(b) of the Merger Agreement is hereby amended to add the following immediately after the phrase “(if any)” in the second sentence thereof: “(other than Company Financing Sub)”.

(g)            Section 3.4(c) of the Merger Agreement is hereby amended to add the following immediately prior to the end of the first sentence thereof: “or the New Investor Purchase Agreements”

(h)            Section 3.4(e) of the Merger Agreement is hereby amended to add the following immediately prior to the end of each sentence thereof: “, other than as contemplated by and pursuant to the TAS Purchase Agreement”.

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(i)            Section 3.6 of the Merger Agreement is hereby amended to add the following immediately after the phrase “the other Transaction Documents” in clause (e) thereof: “or the Purchase Agreements”.

(j)            Schedule 3.17 to the Merger Agreement is hereby amended to add each of the Purchase Agreements.

9.            Amendments to Representations and Warranties Relating of the Parent Parties. The Parties hereby agree to the following amendments to Article V of the Merger Agreement (and the related Parent Schedules):

(a)            Sections 5.1(b), 5.3, 5.5(c) and 5.16 of the Merger Agreement are each hereby amended to add the following phrase after the term “Pubco” each time such term is used therein: “, Parent Financing Sub”.

(b)            Section 5.2 of the Merger Agreement is hereby amended to add the following phrase immediately after the term “Parent Merger Sub” on the fifth line thereof: “and Parent Financing Sub”.

(c)            Section 5.5(a) of the Merger Agreement is hereby amended to add the following immediately after the last sentence thereof: “As of the date of the Second Amendment, Parent is the sole record and beneficial owner of all of the issued and outstanding capital stock of Parent Financing Sub. As of the Closing, Parent will be the sole record and beneficial owner of all of the issued and outstanding shares of common stock of Parent Financing Sub. As of the Closing, Company Financing Sub will own 1,050,000 shares of Parent Financing Sub Series A Preferred Stock and the Insider Investors in the aggregate will own 550,000 shares of Parent Financing Sub Series B Preferred Stock, together representing all of the issued and outstanding shares of preferred stock of Parent Financing Sub.”

(d)            Section 5.5(c) of the Merger Agreement is hereby amended to add the following immediately prior to the end of the first sentence thereof: “or the TAS Purchase Agreement or the Insider Purchase Agreements”.

(e)            Section 5.5(f) of the Merger Agreement is hereby amended to add the following phrase immediately after the phrase “”Parent’s ownership of Pubco” on the first line thereof: “and Parent Financing Sub”.

(f)            Section 5.8 of the Merger Agreement is hereby amended to add the following immediately after the phrase “the other Transaction Documents” in clause (e) thereof: “, the Purchase Agreements”.

(g)            Schedule 5.12(a) to the Merger Agreement is hereby amended to add each of the Purchase Agreements.

(h)            Section 5.15 of the Merger Agreement is hereby amended to add the following immediately after the last sentence thereof: “The copies of the organizational documents of Parent Financing Sub have been made available to the Company, reflect all amendments made thereto at any time prior to the date of the Second Amendment and are true, correct and complete.”

(i)            Section 5.16 of the Merger Agreement is hereby amended to add the following immediately after the term “Transactions” on the fourth line thereof and the term “Transaction Documents on the fifth line thereof: “and the Purchase Agreements”.

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10.           Amendment to Registration Statement/Proxy Statement Covenant. Section 6.13(a) of the Merger Agreement is hereby amended to add the following phrase immediately after the term “Per Company Unit Consideration”: “the Per Company Financing Sub Preferred Stock Consideration and the Per Parent Financing Sub Preferred Stock Consideration”

11.           Amendment to Founders Registration Rights Agreement. The Parties acknowledge that the Founders Registration Rights Agreement was amended as of June 10, 2015 to, among other matters, include as “Registrable Securities” thereunder (i) the shares of Pubco Common Stock and Pubco Investor Warrants being issued in the Parent Merger to the Parent Insider Investors in exchange for their shares of Parent Financing Sub Series B Preferred Stock and (ii) the shares of Pubco Stock issuable upon the exercise of the Pubco Investor Warrants being issued in the Parent Merger to the Parent Insider Investors in exchange for their shares of Parent Financing Sub Series B Preferred Stock (including any shares of Pubco Common Stock issuable upon the conversion of any shares of Pubco Series A Preferred Stock issued upon the exercise of such Pubco Investor Warrants), but without any such shares described in clauses (i) and (ii) above being subject to the lock-up provisions contained therein.

12.           Amendment to Closing Conditions. The parties hereby agree to amend the Merger Agreement as follows:

(a)            To delete Section 7.11 in its entirety and replace it with the following:

“7.1         Purchase Agreement Closings. The parties to the Purchase Agreements shall have consummated the transactions contemplated thereby.”

(b)            To add the following new Section 8.11:

“8.11.            Purchase Agreement Closings. The parties to the Purchase Agreements shall have consummated the transactions contemplated thereby.”

13.           Amendment for Additional Extension.

(a)            Section 6.13(b) of the Merger Agreement is hereby amended so that the term “Extension” and all related definitions, including “Extension Proxy Solicitation”, “Extension Special Meeting”, “Extension Proxy Statement”, “Extension Warrant Offer” and “Extension Warrant Tender Offer Documents”, include the Additional Extension. The definition of “Extension Documents” is also hereby amended to include the documents necessary for the Additional Extension.

(b)            Section 10.1(a)(iv) of the Merger Agreement is hereby amended to delete the term “one hundred eightieth (180th)” with “two hundred seventh (207th)”.

14.           Amendment to Miscellaneous Provisions. Section 12.3(b) of the Merger Agreement is hereby amended to add the following phrase immediately after the term “Per Company Unit Consideration”: “the Per Company Financing Sub Preferred Stock Consideration or the Per Parent Financing Sub Preferred Stock Consideration

15.           Amendments to Definitions. Appendix A to the Merger Agreement is hereby amended as follows:

(a)            The definition of the term “Permitted Parent Leakage” is hereby amended to add the following after the phrase “relating to the Transactions” in clause (iii) thereof: “or the transactions contemplated by the Purchase Agreements”.

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(b)            To add the following definitions at the end of Appendix A:

(i)            “(224)  “Company Financing Sub” means TAS Financing Sub Inc., a Delaware corporation.”

(ii)           “(225) “Company Financing Sub Certificates” has the meaning given to such term in Section 1.10(a).”

(iii)          “(226)  “Company Financing Sub Preferred Stock” means the Series A Non-Voting Preferred Stock, par value $0.001 per share, of Company Financing Sub.”

(iv)          “(227)  “Company Insider Investor” means R. Lee Priest, Jr. (through his Individual Retirement Account).

(v)           “(228)  “Financing Subs” means Company Financing Sub and Parent Financing Sub, together”.

(vi)          “(229)  “Insider Investors” means the Parent Insider Investors and the Company Insider Investor.

(vii)        “(230)  “Insider Purchase Agreement” means each Purchase and Exchange Agreement, dated as of June 10, 2015, by and among Parent, Parent Financing Sub and Pubco, on the one hand, and an Insider Investor, on the other hand.”

(viii)        “(231)  “New Investor Purchase Agreement” means each Purchase and Exchange Agreement, dated as of June 10, 2015, by and among Parent, the Company, Company Financing Sub, Pubco and Parent Financing Sub, on the one hand, and a New Investor named therein, on the other hand.

(ix)          “(232)  “New Investors” means Hudson Bay Master Fund Ltd., Empery Asset Master, Ltd., Empery Tax Efficient, LP, Empery Tax Efficient II, LP and Capital Ventures International.

(x)           “(233)  “Parent Financing Sub” means Chart Financing Sub Inc., a Delaware corporation.”

(xi)          “(234)  “Parent Financing Sub Certificates” has the meaning given to such term in Section 1.10(a).”

(xii)         “(235)  “Parent Financing Sub Preferred Stock” means either of the Parent Financing Sub Series A Preferred Stock or the Parent Financing Sub Series B Preferred Stock.”

(xiii)        “(236)  “Parent Financing Sub Series A Preferred Stock” means the Series A Non-Voting Preferred Stock, par value $0.001 per share, of Parent Financing Sub.”

(xiv)        “(237)  “Parent Financing Sub Series B Preferred Stock” means the Series B Non-Voting Preferred Stock, par value $0.001 per share, of Parent Financing Sub.”

(xv)         “(238)  “Parent Insider Investors” means Chart Acquisition Group LLC, Mr. Joseph Wright and Cowen Investments LLC.

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(xvi)        “(239)            “Per Company Financing Sub Preferred Stock Consideration” has the meaning given to such term in Section 1.7.”

(xvii)       “(240)            “Per Parent Financing Sub Preferred Stock Consideration” has the meaning given to such term in Section 1.7.”

(xviii)      “(241)            “Pubco Investor Warrant” means a Pubco Series A-1 Warrant, Pubco Series A-2 Warrant, Pubco Series B-1 Warrant or Pubco Series B-2 Warrant.”

(xix)         “(242)            “Pubco Series A Preferred Stock” means the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, of Pubco.”

(xx)          “(243)            “Pubco Series A-1 Warrant” means each warrant to be issued by Pubco to the holders of Company Financing Sub Preferred Stock as consideration for the Company Merger entitling the holder thereof to purchase either one (1) share of Pubco Common Stock or one (1) share of Pubco Series A Preferred Stock in accordance with the terms and conditions set forth in the Form of Series A-1 Warrant attached as Exhibit E hereto.”

(xxi)         “(244)            “Pubco Series A-2 Warrant” means each warrant to be issued by Pubco to the holders of Parent Financing Sub Preferred Stock as consideration for the Parent Merger entitling the holder thereof to purchase either one (1) share of Pubco Common Stock or one (1) share of Pubco Series A Preferred Stock in accordance with the terms and conditions set forth in the Form of Series A-2 Warrant attached as Exhibit F hereto.”

(xxii)        “(245)            “Pubco Series B-1 Warrant” means each warrant to be issued by Pubco to the holders of Company Financing Sub Preferred Stock as consideration for the Company Merger entitling the holder thereof to purchase either one (1) share of Pubco Common Stock or one (1) share of Pubco Series A Preferred Stock in accordance with the terms and conditions set forth in the Form of Series B-1 Warrant attached as Exhibit G hereto.”

(xxiii)       “(246)            “Pubco Series B-2 Warrant” means each warrant to be issued by Pubco to the holders of Parent Financing Sub Preferred Stock as consideration for the Parent Merger entitling the holder thereof to purchase either one (1) share of Pubco Common Stock or one (1) share of Pubco Series A Preferred Stock in accordance with the terms and conditions set forth in the Form of Series B-2 Warrant attached as Exhibit H hereto.”

(xxiv)      “(247)            “Pubco Stock” means any of the Pubco Common Stock or the Pubco Series A Preferred Stock.”

(xxv)       “(248)            “Purchase Agreements” means the Insider Purchase Agreements, the New Investor Purchase Agreements and the TAS Purchase Agreement, collectively.”

(xxvi)      “(249)            “Second Amendment” means the Second Amendment to Agreement and Plan of Merger, dated as of June 10, 2015, by and between the Parties (including the Financing Company Subs).”

(xxvii)     “(250)            “Stock Certificates” has the meaning given to such term in Section 1.10(a).”

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(xxviii)    “(251)            “TAS Purchase Agreement” means that certain Purchase and Exchange Agreement, dated as of June 10, 2015, by and among Parent, the Company, Parent Financing Sub, Pubco and Company Financing Sub.”

16.           Amendment to Exhibits. The Parties hereby agree to amend the Merger Agreement as follows:

(a)            To replace Exhibit B to the Merger Agreement with Exhibit B attached hereto.

(b)            To replace Exhibit D to the Merger Agreement with Exhibit D attached hereto.

(c)            To add Exhibit E, Exhibit F, Exhibit G and Exhibit H attached hereto as Exhibit E, Exhibit F, Exhibit G and Exhibit H, respectively, to the Merger Agreement.

17.           Consent and Waiver. The Parties hereby consent to, and waive the applicability of Sections 6.2, 6.11 and 6.20 of the Merger Agreement with respect to, and the Members hereby provide any consent required under the Company’s operating agreement or under applicable provisions of the LLC Act with respect to: (i) the formation of Parent Financing Sub by Parent and Company Financing Sub by the Company as contemplated by this Second Amendment and (ii) Parent, the Company, Pubco and the Financing Subs entering into the Purchase Agreements, consummating the transactions contemplated by the Merger Agreement and the Purchase Agreements and performing their respective obligations hereunder and thereunder, including the adoption of the certificate of designations for the Pubco Series A Preferred Stock by Pubco and the issuance of the Pubco Series A Preferred Stock in accordance therewith.

18.           Miscellaneous. Except as expressly provided in this Second Amendment, all of the terms and provisions in the Merger Agreement and the other Transaction Documents are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Second Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Merger Agreement or any other Transaction Document, or any other right, remedy, power or privilege of any Party, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Merger Agreement, as amended by this Second Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). Sections 12.1 through 12.16 of the Merger Agreement are hereby incorporated herein by reference and apply to this Second Amendment as if all references to the “Agreement” contained therein were instead references to this Second Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Second Amendment to Agreement and Plan of Merger as of the date first above written.

PARENT:

CHART ACQUISITION CORP.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

PUBCO:

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

MERGER SUBS:

CHART MERGER SUB INC.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

TAS MERGER SUB LLC

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Second Amendment to Agreement and Plan of Merger]

CHART REPRESENTATIVE:

CHART ACQUISITION GROUP LLC

By:	The Chart Group L.P.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

WARRANT OFFERORS:

CHART ACQUISITION GROUP LLC

By:	The Chart Group L.P.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

Joseph Wright

COWEN INVESTMENTS LLC

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

FINANCING SUBS:

CHART FINANCING SUB INC.

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Second Amendment to Agreement and Plan of Merger]

TAS FINANCING SUB INC.

By:	/s/ Benjamin Scott Terry
Name: Benjamin Scott Terry
Title: President

COMPANY:

TEMPUS APPLIED SOLUTIONS, LLC

By:	/s/ Benjamin Scott Terry
Name: Benjamin Scott Terry
Title: Manager

MEMBERS’ REPRESENTATIVE:

/s/ Benjamin Scott Terry
Benjamin Scott Terry

/s/ John G. Gulbin III
John G. Gulbin III

VOTING MEMBERS:

/s/ Benjamin Scott Terry
Benjamin Scott Terry

/s/ John G. Gulbin III
John G. Gulbin III

/s/ Joshua Paul Allen
Joshua Paul Allen

EARLY VENTURES, LLC

By:	/s/ Sheldon Early
Name: Sheldon Early
Title: President

/s/ Robert Lee Priest, Jr.
Robert Lee Priest, Jr.

[Signature Page to Second Amendment to Agreement and Plan of Merger]

SCHEDULE 1.7

MERGER CONSIDERATION

New Investor	No. of Shares of Tempus Financing Sub Preferred Stock	No. of Shares of Pubco Common Stock To Be Issued in the Mergers	No. of Shares of Pubco Series A Preferred Stock To Be Issued in the Mergers
Hudson Bay Master Fund Ltd.	500,000	429,868	820,132
Empery Asset Master, Ltd.	109,724	157,223	117,087
Empery Tax Efficient, LP	80,996	116,059	86,431
Empery Tax Efficient II, LP	109,280	156,586	116,614
Capital Ventures International	250,000	429,868	195,132
TOTAL	1,050,000	1,289,604	1,335,396